[GRAPHIC OMITTED]
                                                                   PRESS RELEASE




         NEOWARE REPORTS FISCAL 2005 SECOND QUARTER REVENUE AND EARNINGS
                       REVENUES UP 34%, NET INCOME UP 47%

         KING OF PRUSSIA, PA., FEBRUARY 1, 2005 -- Neoware Systems, Inc. (Nasdaq: NWRE), the leading supplier of software, services and appliances for thin client computing, today reported record revenues for its fiscal second quarter and six months ended December 31, 2004.

FY05 Q2 FINANCIAL HIGHLIGHTS:

     o Revenues increased 34% to $20,471,000 from $15,322,000 in the prior year second quarter and were a record for the Company.

     o Gross profit was $8,745,000, or 43% of revenue, compared to $7,638,000, or 50% of revenue, in the prior year second quarter. Gross profit margin is consistent with the Company's previously announced plan to increase market share by introducing new products that compete more effectively with PC's, focus on larger enterprise customers and expand the thin client segment of the PC market.

     o Operating expenses were $5,594,000, or 27% of revenue, compared to $5,542,000, or 36% of revenue in the prior year second quarter.

     o Net income increased 48% to $2,066,000, or $.13 per diluted share from $1,395,000, or $.09 per diluted share, in the year ago quarter, reflecting the operating leverage of the Company's software focused business model.

     o Results include $376,000 of amortization of intangibles as a result of acquisitions, compared to $317,000 in the prior year quarter.


FY05 SIX MONTH FINANCIAL HIGHLIGHTS:

     o Revenues increased 21% to $36,774,000 from $30,336,000 in the prior year six month period.

     o Gross profit was $15,836,000, or 43% of revenue, compared to $15,603,000, or 51% of revenue, in the prior year six month period.

     o Operating expenses were $10,719,000, or 29% of revenue, compared to $10,685,000 or 35% of revenue in the prior year six month period.

     o Net income was $3,453,000, or $.21 per diluted share, compared to $3,259,000, or $.20 per diluted share in the prior year six month period.

     o Results include $647,000 of amortization of intangibles as a result of acquisitions, compared to $503,000 in the prior year six month period.

         "This was a record quarter for Neoware, and we believe that it reflects the fact that companies around the globe are adopting thin client computing to improve security and lower the cost of desktop computing," stated Michael Kantrowitz, Neoware's Chairman and CEO. "We saw significant growth in all geographies and most notably with enterprise customers both directly and through our alliance with IBM. The strong demand for Neoware thin client products and services in this quarter supports our belief that a significant opportunity exists to grow our business both internally and through acquisitions."

         "Our acquisition program, which has been a key element of our successful growth strategy over the past several years, is back on track. In September, we acquired Visara's thin client business, which has now been fully integrated into Neoware, providing us with innovative new products and important new customers. After the end of the quarter we entered into a definitive agreement to acquire TeleVideo's thin client business, and we are now the exclusive reseller for TeleVideo thin clients worldwide. We believe that this acquisition will broaden our product offerings and allow us to pursue the upgrade of millions of TeleVideo green-screen terminals installed worldwide. After the quarter ended we acquired Mangrove Systems, an innovative provider of Linux software for thin clients, which provides us with unique Linux-based technology and local software development and support expertise in our important European market."

         "While we do not give quarterly guidance, we believe that the combination of the significant organic growth we delivered this quarter and our recent acquisitions will lead to continued growth in revenues in calendar 2005 and beyond. While our results in any particular period will vary due to the timing of individual orders, given the trends we see in our markets, we now believe that we can achieve revenue growth of 20% to 30% - or higher - in calendar 2005 compared to calendar 2004. Our gross profit margin targets during this period will continue to be in the 40% to 45% range and increases in operating expenses will be consistent with our revenue increases as we continue to target operating expenses of 30% percent of revenues or less."

          "We firmly believe that the cost and security benefits of thin client computing are becoming increasingly appreciated by technology purchasers and that Neoware's products and services are gaining market share. This quarter's financial results demonstrate the strength of our core markets and of Neoware's profitable business model. Neoware thin client computing is attracting increasing attention by corporate customers as well as industry and mainstream press. Our ownership of core software technologies, our software-focused operating model, and our financial strength make us the clear choice for thin client customers around the globe," Mr. Kantrowitz concluded.

UPCOMING INVESTOR EVENTS

         Neoware plans to participate in the following investor events. Note that dates are subject to change - please confirm via the Company's web site closer to the event date.

         Thomas Weisel Partners Tech 2005 Conference - Feb 8, 2005

         Roth Capital Partners Growth Stock Conference - Feb 23, 2005


CONFERENCE CALL INFORMATION

         In connection with this release, management of Neoware will host a conference call at 5:00 PM Eastern Time on February 1, 2005. The conference call will be available live at www.vcall.com and on the Neoware website at www.neoware.com. To participate, go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call. A copy of this press release announcing the Company's earnings and other financial and statistical information about the periods to be presented in the conference call will be available on the Company's website at www.neoware.com.

         The call will also be accessible by dialing 1-800-895-1715 for domestic calls and +1-785-424-1059 for international calls. The conference ID will be NEOWARE. A replay of the call will be available through February 8, 2005 by dialing 1-800-695-2185 domestically and +1-402-530-9028 internationally.


ABOUT NEOWARE

         Recently ranked America's eighth fastest-growing company by Fortune Magazine, Neoware is a leading provider of software, services, and thin client appliances that make computing more open, secure, reliable, affordable and manageable. By leveraging open technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware enables enterprises to leverage server-based computing to provide increased flexibility and choice, as well as lower up-front and total costs.

         Neoware's software products enable enterprises to gain control of their desktops, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) and the web. Neoware's thin client appliances and software enable enterprises to run applications on servers, and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one fourth the price of today's typical business PC.

         Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.


                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: our new product and marketing initiatives; anticipated increased adoption of thin client computing by our customers; growth opportunities generated internally and through acquisitions in coming periods; the consummation of our acquisition of TeleVideo's thin client business and our belief that the technology to be acquired will broaden our product offerings and help us build sales; continued growth in revenues in calendar year 2005 and thereafter; revenue growth and gross profit margin targets and operating expense increases for the 2005 calendar year; and increased acceptance of thin client products in the market resulting in a gain in market share. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our inability to consummate and successfully integrate the TeleVideo acquisition; our inability to achieve our expectations for the coming year; the timing and receipt of future orders; our timely development and customers' acceptance of our products, including our new products, Mangrove products and TeleVideo products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our dependence on our suppliers; increased competition; our continued ability to sell our products through IBM to its customers; our ability to attract and retain qualified personnel, including the former Mangrove employees; adverse changes in customer order patterns; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2004 and Form 10-Q for the quarter ended September 30, 2004.

Neoware is a trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com

Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com

                              NEOWARE SYSTEMS, INC.

                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                   (UNAUDITED)


                                                         DECEMBER 31,   JUNE 30,
                           ASSETS                           2004         2004
                                                          --------     --------
Current assets:
     Cash and cash equivalents                            $ 36,286     $ 17,119
     Short-term investments                                 16,226       38,177
     Accounts receivable, net                               13,322       10,580
     Inventories                                             3,847          795
     Prepaid expenses and other                              1,578        1,628
     Deferred income taxes                                     643          643
                                                          --------     --------
        Total current assets                                71,902       68,942

Property and equipment, net                                    445          509
Goodwill                                                    20,177       17,466
Intangibles, net                                             4,656        3,545
Deferred income taxes                                          145          145
                                                          --------     --------
                                                          $ 97,325     $ 90,607
                                                          ========     ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                     $  4,326     $  5,685
     Accrued compensation and benefits                       1,792        1,534
     Other accrued expenses                                  1,778        1,071
     Income taxes payable                                    2,516          854
     Deferred revenue                                          982          739
                                                          --------     --------
        Total current liabilities                           11,394        9,883
                                                          --------     --------

Deferred revenue                                               278          235
                                                          --------     --------
        Total liabilities                                   11,672       10,118
                                                          --------     --------


Stockholders' equity:
     Preferred stock                                            --           --
     Common stock                                               16           16
     Additional paid-in capital                             72,574       71,718
     Treasury stock, 100,000 shares at cost                   (100)        (100)
     Accumulated other comprehensive income                  1,791          936
     Retained earnings                                      11,372        7,919
                                                          --------     --------
        Total stockholders' equity                          85,653       80,489
                                                          --------     --------
                                                          $ 97,325     $ 90,607
                                                          ========     ========

                              NEOWARE SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                         THREE MONTHS ENDED      SIX MONTHS ENDED
                                                            December 31,           December 31,
                                                        --------------------   --------------------
                                                          2004        2003       2004       2003
                                                        --------    --------   --------    --------



Net revenues                                            $ 20,471    $ 15,322   $ 36,774    $ 30,336
Cost of revenues                                          11,726       7,684     20,938      14,733
                                                        --------    --------   --------    --------
          Gross profit                                     8,745       7,638     15,836      15,603
                                                        --------    --------   --------    --------

Sales and marketing                                        3,178       3,377      6,281       6,342
Research and development                                     769         687      1,433       1,408
General and administrative                                 1,647       1,478      3,005       2,935
                                                        --------    --------   --------    --------
          Operating expenses                               5,594       5,542     10,719      10,685
                                                        --------    --------   --------    --------

          Operating income                                 3,151       2,096      5,117       4,918

Foreign exchange loss                                       (214)         --       (237)         --
Interest income, net                                         193          94        352         177
                                                        --------    --------   --------    --------

          Income before income taxes                       3,130       2,190      5,232       5,095
Income taxes                                               1,064         795      1,779       1,836
                                                        --------    --------   --------    --------


Net income                                              $  2,066    $  1,395   $  3,453    $  3,259
                                                        ========    ========   ========    ========

Earnings per share:
          Basic                                         $    .13    $    .09   $    .22    $    .21
                                                        ========    ========   ========    ========
          Diluted                                       $    .13    $    .09   $    .21    $    .20
                                                        ========    ========   ========    ========


Weighted average number of common shares outstanding:
          Basic                                           15,754      15,743     15,726      15,594
                                                        ========    ========   ========    ========
          Diluted                                         16,188      16,285     16,111      16,282
                                                        ========    ========   ========    ========


                              NEOWARE SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                                                                     THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                                        DECEMBER 31,            DECEMBER 31,
                                                                                    --------------------    --------------------
                                                                                      2004        2003        2004        2003
                                                                                    --------    --------    --------    --------
Cash flows from operating activities:
   Net income                                                                       $  2,066    $  1,395    $  3,453    $  3,259
   Adjustments to reconcile net income to net cash
     provided by operating activities-
   Income tax benefit, primarily from stock option exercises                             101          --         121       1,618
   Depreciation                                                                           66          64         130         136
   Amortization of intangibles                                                           376         317         647         503
   Changes in operating assets and liabilities- net of effect from acquisition-
   Accounts receivable                                                                (2,508)        422      (2,742)      1,819
   Inventories                                                                        (2,139)        823      (3,052)         33
   Prepaid expenses and other                                                            (56)       (152)         51        (107)
   Accounts payable                                                                      277       1,921      (1,359)       (573)
   Accrued expenses                                                                    2,082         308       2,631        (421)
   Deferred revenue                                                                      338          48         285         186
                                                                                    --------    --------    --------    --------
Net cash provided by operating activities                                                603       5,146         165       6,453
                                                                                    --------    --------    --------    --------

Cash flows from investing activities:
   Purchase of Visara thin client business                                               (24)         --      (3,799)         --
   Purchase of the TeemTalk software business                                             --         (32)         --      (9,995)
   Purchase of short-term investments                                                 (2,333)     (5,847)    (20,233)    (22,056)
   Sales of short-term investments                                                    24,815      13,431      42,184      14,414
   Purchase of intangible assets                                                          --          --          --        (125)
   Purchases of property and equipment                                                   (47)        (26)        (66)       (106)
                                                                                    --------    --------    --------    --------
Net cash provided by (used in) investing activities                                   22,411       7,526      18,086     (17,868)
                                                                                    --------    --------    --------    --------

Cash flows from financing activities:
   Repayments of capital leases                                                           (2)         (1)         (5)         (3)
   Sale of common stock, net of expenses                                                  --          --          --      24,609
   Expenses for prior issuance of common stock                                            --          (3)         --          (3)
   Exercise of stock options and warrants                                                666          92         735         830
                                                                                    --------    --------    --------    --------
Net cash provided by financing activities                                                664          88         730      25,433
                                                                                    --------    --------    --------    --------

Effect of foreign exchange rate changes on cash                                          135         (41)        186         (28)
                                                                                    --------    --------    --------    --------

   Increase in cash and cash equivalents                                              23,813      12,719      19,167      13,990
Cash and cash equivalents, beginning of period                                        12,473      27,285      17,119      26,014
                                                                                    --------    --------    --------    --------
   Cash and cash equivalents, end of period                                         $ 36,286    $ 40,004    $ 36,286    $ 40,004
                                                                                    ========    ========    ========    ========

Supplemental disclosures:
   Cash paid for income taxes                                                       $     15    $     --    $     46    $    264

